SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2006


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                            0-27102                23-2694937
------------                            -------                ----------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
 of incorporation)                                          Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA               19047-1833
-----------------------------------------------               ----------
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities
   Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 28, 2006, eGames, Inc. (the "Company") issued a press release announcing its financial results for the fiscal fourth quarter and year ended June 30, 2006. The full text of the press release is set forth in Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

The following document is filed as an exhibit to this report.

99.1   Press Release dated August 28, 2006.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGames, Inc.


                                        By:/s/ Thomas W. Murphy
                                           --------------------------------
                                           Thomas W. Murphy, Vice President
                                           and Chief Financial Officer
Dated: August 28, 2006

                                                                   EXHIBIT 99.1


               eGames Announces Fiscal Year 2006 Financial Results

Langhorne, Pa., - August 28, 2006 (PRIMEZONE) - eGames, Inc. (OTCBB: EGAM), a publisher of consumer entertainment PC software games, today announced financial results for its fiscal fourth quarter and year ended June 30, 2006.

Fiscal Quarter ended June 30, 2006:
-----------------------------------
Net sales increased by $249,000, or 31%, to $1,043,000 for the fiscal quarter ended June 30, 2006, compared to $794,000 for the same fiscal quarter a year earlier. Net loss was $504,000, or $0.04 per diluted share, for the fiscal quarter ended June 30, 2006, compared to a net loss of $312,000, or $0.03 per diluted share, for the same fiscal quarter a year ago.

Fiscal Year ended June 30, 2006:
--------------------------------
Net sales decreased by $588,000, or 11%, to $4,756,000 for the fiscal year ended June 30, 2006, compared to $5,344,000 for fiscal year 2005. Net loss was $1,039,000, or $0.09 per diluted share, for the fiscal year ended June 30, 2006, compared to a net loss of $155,000, or $0.01 per diluted share, for the prior fiscal year.

Fiscal Year 2006 - Summary:
---------------------------
The $588,000 decrease in net sales for the fiscal year ended June 30, 2006 resulted primarily from a $1.2 million decrease in net sales of the eGames(R) brand of value-priced PC software games due largely to a reduction in retail shelf space allocated to $9.99 retail priced PC games in North America. This net sales decrease was partially offset by a $0.5 million increase in net sales that resulted from the launch of the Company's new Cinemaware Marquee(TM) brand of higher-priced box titles in the second half of this fiscal year. Additionally, the Company experienced minor increases in North American licensing revenues and in net sales of end-of-lifecycle titles to inventory liquidators.

For the fiscal year ended June 30, 2006, the Company recognized a net loss of $1,039,000 compared to the fiscal year ended June 30, 2005 in which the Company reported a net loss of $155,000. This $884,000 increase in the net loss for the fiscal year ended June 30, 2006 compared to the year ago period resulted primarily from a $763,000 decline in gross profit, combined with a $146,000 increase in operating expenses.

The $763,000 decline in gross profit resulted from a $588,000 decrease in net sales, combined with a 9.4% reduction in gross profit margin caused by an increase in product costs, as a percentage of net sales. The factors contributing to the increase in product costs, as a percentage of net sales, were increased sales of:

     o Titles sold to software distributors and retailers at reduced selling prices below historical levels;
     o Higher costing titles containing multiple CDs, posters, manuals and other value added items; and
     o End-of-lifecycle titles to inventory liquidators at prices substantially lower than titles active in traditional retail channels.

The increase in operating expenses was largely traceable to increases in advertising and product development costs incurred to support our new Cinemaware Marquee box titles, as well as severance costs associated with the Company's recent reduction in force that was affected to achieve future operating expense savings and to better utilize the Company's resources.

The following tables represent the Company's net sales by distribution channel for the fiscal quarters and years ended June 30, 2006 and 2005, respectively:


                            Net Sales by Distribution Channel
                            (rounded to the nearest thousand)

                                      Quarters Ended
                                         June 30,
                         ---------------------------------------
                                                                     Increase     %
Distribution Channel         2006        %         2005       %     (Decrease)  Change
---------------------------------------------------------------------------------------
Software Distributors    $   520,000    50%     $ 259,000    33%     $261,000    101%
Software Retailers           169,000    16%       283,000    36%     (114,000)   (40%)
Licensing                    164,000    16%       152,000    19%       12,000      8%
Internet                      82,000     8%        81,000    10%        1,000      1%
Inventory Liquidators        108,000    10%        19,000     2%       89,000     n/m
---------------------------------------------------------------------------------------
Totals                   $ 1,043,000   100%     $ 794,000   100%     $249,000     31%
======                   ===========   ====     =========   ====     ========     ===


                                       Years Ended
                                         June 30,
                         ---------------------------------------
                                                                    Increase      %
Distribution Channel         2006        %        2005       %     (Decrease)   Change
---------------------------------------------------------------------------------------
Software Distributors    $ 2,826,000    59%   $ 3,527,000   66%    ($ 701,000)   (20%)
Software Retailers           652,000    14%       722,000   13%       (70,000)   (10%)
Licensing                    658,000    14%       575,000   11%        83,000     14%
Internet                     294,000     6%       323,000    6%       (29,000)    (9%)
Inventory Liquidators        326,000     7%       197,000    4%       129,000     65%
---------------------------------------------------------------------------------------
Totals                   $ 4,756,000   100%   $ 5,344,000  100%    ($ 588,000)   (11%)
======                   ===========   ====   ===========  ====     =========     ===

Comments:

Jerry Klein, President and CEO of eGames, commented "fiscal 2006 proved to be a challenging year for us. In particular, our net sales continued to be negatively impacted by the decline in retail shelf space retailers are allocating to value-priced PC games at the $9.99 retail price point in North America. In our attempt to overcome the unfavorable reality of a declining retail market for value-priced PC games, we began changing our business model in order to better address changes in consumer buying behavior for our category of products and to increase the size and scope of the market we serve. In an effort to address both issues, we purchased the assets of Cinemaware, Inc. in October 2005, and Lars Furhken-Batista joined the Company as our new Vice President of development. With the Cinemaware acquisition, we acquired a number of classic game properties that we believe will be the basis for developing unique and compelling casual games for the PC, other game platforms, and the Internet.

During the second half of fiscal 2006, we released six premium quality PC games licensed under our "Cinemaware Marquee" and "eGames" brands. Consumer feedback on these titles has been positive, and we will continue to seek high-quality titles to license and publish under our Cinemaware Marquee brand, while at the same time continuing to publish addictive value-priced PC games offered mostly at the $9.99 retail price point under the eGames brand. During the fourth fiscal quarter, we began implementing our strategy of developing our own PC game titles from the ground up, utilizing some of the original Cinemaware intellectual properties, as well as some new and unique game ideas. The first of these internally-developed titles, "Boss Hunter(TM)," is being released as a $9.99 jewel case title under the eGames brand in September 2006, and will be distributed in both Best Buy and Target stores. Four more titles are scheduled for release at the beginning of calendar 2007, and will include a completely new version of Cinemaware's best-known title, "Defender of the Crown(R)," as well as "The Three Stooges(R)" and two other ground breaking titles to be announced at a later date. The launch of these new titles will coincide with the introduction of our new eGames web portal currently being developed to become a true "destination" website for both serious and casual gamers."

Mr. Klein continued, "Our financial results for fiscal 2006 were disappointing regardless of the fact that this year included the costs of investing in the future. Today I believe we have realigned our resources in a way that will better position us in fiscal 2007 to begin to better exploit both online and retail opportunities. Additionally, by internally developing our own PC game titles, we hope to gain additional revenue opportunities by leveraging these wholly owned game properties in both retail and online markets worldwide. In the past our segment of the PC game market was restricted to North American retailers, some Internet retail websites, and certain international markets where we had limited distribution rights for certain licensed properties. We are confident that fiscal 2007 will mark the launch of an eGames business model designed to adapt to the consumers continually evolving buying behavior - on the Internet and at retail."

                                  eGames, Inc.
                                 Balance Sheets
                                   (Audited)


                                                        As of          As of
                                                       June 30,       June 30,
                                                     -----------    -----------
ASSETS                                                   2006           2005
------                                               -----------    -----------
Current assets:
   Cash and cash equivalents                         $ 1,526,629    $ 2,412,162
   Accounts receivable, net                              521,086        269,168
   Inventory, net                                        973,735        893,766
   Prepaid and other expenses                            299,661        313,684
                                                     -----------    -----------
        Total current assets                           3,321,111      3,888,780

Furniture and equipment, net                              49,595         49,881
Goodwill                                                 420,000          - 0 -
Intangible assets                                         24,089         24,089
                                                     -----------    -----------
        Total assets                                 $ 3,814,795    $ 3,962,750
                                                     ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                                  $   343,283    $   156,592
   Accrued expenses                                      614,668        409,640
                                                     -----------    -----------
        Total current liabilities                      957,951          566,232
                                                     -----------    -----------


Stockholders' equity:
   Common stock                                        9,179,827      9,179,827
   Additional paid-in capital                          2,135,168      1,636,144
   Accumulated deficit                                (7,956,734)    (6,918,036)
   Treasury stock                                       (501,417)      (501,417)
                                                     -----------    -----------
        Total stockholders' equity                     2,856,844      3,396,518
                                                     -----------    -----------
        Total liabilities and stockholders' equity   $ 3,814,795    $ 3,962,750
                                                     ===========    ===========
                                              eGames, Inc.
                                        Statements of Operations

                                                        (Unaudited)                    (Audited)
                                                       Quarters Ended                 Years Ended
                                                          June 30,                      June 30,
                                              ---------------------------    ----------------------------

                                                  2006            2005            2006            2005
                                              ------------    -----------    ------------    ------------
Net sales                                     $  1,043,224    $   793,899    $  4,756,187    $  5,343,981

Cost of sales                                      564,927        426,713       2,658,574       2,483,220
                                              ------------    -----------    ------------    ------------

Gross profit                                       478,297        367,186       2,097,613       2,860,761

Operating expenses:
    Product development                            185,313         93,115         561,621         538,002
    Selling, general and administrative            804,946        612,723       2,614,723       2,492,357
                                              ------------    -----------    ------------    ------------
        Total operating expenses                   990,259        705,838       3,176,344       3,030,359
                                              ------------    -----------    ------------    ------------

Operating loss                                    (511,962)      (338,652)     (1,078,731)       (169,598)

Interest income, net                                 8,256          2,297          40,033           7,130
                                              ------------    -----------    ------------    ------------

Loss before income taxes                          (503,706)      (336,355)     (1,038,698)       (162,468)

Benefit for income taxes                               -0-         24,355             -0-           7,571
                                              ------------    -----------    ------------    ------------

Net loss                                      ($   503,706)   ($  312,000)   ($ 1,038,698)   ($   154,897)
                                              ============    ===========    ============    ============


Net loss per common share:
       - Basic                                     ($ 0.04)       ($ 0.03)        ($ 0.09)       ($ 0.01)
                                                    ======         ======          ======         ======
       - Diluted                                   ($ 0.04)       ($ 0.03)        ($ 0.09)       ($ 0.01)
                                                    ======         ======          ======         ======

Weighted average common shares
    outstanding - Basic                         11,724,193     10,906,754      11,493,464      10,445,216

Dilutive effect of common share
    equivalents                                      - 0 -          - 0 -           - 0 -           - 0 -
                                              ------------    -----------    ------------    ------------

Weighted average common shares
    outstanding - Diluted                       11,724,193     10,906,754      11,493,464      10,445,216
                                              ============    ===========    ============    ============

About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, Pennsylvania, publishes and markets a diversified line of interactive entertainment titles which now include the eGames(TM), Cinemaware(R) and Cinemaware Marquee(TM) brands. Additional information regarding eGames, Inc. can be found at www.egames.com.
                                                   --------------


Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: continuing to seek high-quality titles to license and publish under the Cinemaware Marquee brand; continuing to publish value-priced PC games under the eGames brand; the expected release of the Company's first internally-developed title, "Boss Hunter," as a $9.99 jewel case title in September 2006, with distribution in both Best Buy and Target stores; the expected release of four more titles at the beginning of calendar 2007, including "Defender of the Crown" and "The Three Stooges," and two other titles to be announced at a later date; the expected launch of these new titles coinciding with the introduction of a new eGames web portal; the expectation that the Company has realigned its resources to better position the Company in fiscal 2007 to exploit both online and retail opportunities; the expectation that the Company can gain additional revenue opportunities by leveraging its internally-developed titles in both retail and online markets worldwide; the Company's expectation that fiscal 2007 will mark the launch of an eGames business model designed to adapt to consumers' continually evolving buying behavior on the Internet and at retail. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, delays in the development of future titles and the new game portal; inability to fund continued development of future titles and the new game portal; technical and other issues that may delay or halt development of future titles and the new game portal; as well as the risks and uncertainties discussed under the heading "Factors Affecting Future Performance" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 as filed with the Securities and Exchange Commission.

Contact:
--------
         eGames, Inc.
         Jerry Klein, President & CEO
         (215) 750-6606 (Ext. 118)
         Tom Murphy, Vice President & CFO
         (215) 750-6606 (Ext. 113)

The Three Stooges(R) is a registered trademark of C3 Entertainment, Inc.